UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 12, 2005
Date of Earliest Event Reported: September 9, 2005
Commission file number 1-10948
OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
Press Release

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On September 9, 2005, the Board of Directors of Office Depot, Inc. (the “Company”) approved management’s recommendation to exit or consolidate a number of activities in each of the Company’s operating Divisions. The actions described below include estimates of amounts and the timing of activities and are subject to change as the various activities are finalized. Many of these charges will be recognized in the third quarter of 2005, though some charges will be recognized in future periods when the related expenses are incurred or over future use periods. The allocations between cash and non-cash items and between current period and future period charges are set forth in tables at the end of this Item 2.05. These exit and consolidation activities include the following:
a)	The closing of 16 stores in the North American Retail Division[1]. The Company regularly reviews store performance and future prospects and closes under-performing locations. Essentially all of the stores scheduled for closure are expected to be closed in the third quarter of 2005 and the remainder in the fourth quarter of 2005. The expected costs of these exit-related activities total approximately $30.1 million, comprised of $5.5 million of asset write offs, $1.0 million of inventory clearance, $1.1 million of severance-related costs and $22.5 million to record the liability for estimated future lease obligations, net of anticipated sublease income.

b)	The consolidation of two catalog offerings into one Office Depot catalog in the North American Business Services Division (“BSG”). In recent years, the distinction between the Company’s two separate catalog offerings in the United States — Office Depot and Viking — has become less clear to consumers. In recognition of current market conditions and to streamline Company operations, the migration of Viking customers to Office Depot catalogs will begin immediately and the Company expects to complete the process by the end of 2005 or early 2006. As part of this consolidation, the Company will no longer separately utilize the Viking brand in the United States and will dispose of Viking-unique inventory, eliminating the need for two warehouses[2]. To improve efficiency and effectiveness, the Company will also reorganize certain warehouse staffing functions, consolidate certain call centers and relocate certain BSG sales offices to available space in retail locations. These activities are in process and should be complete by the second quarter of 2006. The charges associated with exit and consolidation activities in the BSG Division total approximately $19.3 million, comprised of $0.1 million of asset write offs, $5.9 million of accelerated depreciation and amortization of tangible and intangible assets (i.e., amounts in excess of previously scheduled depreciation and amortization resulting from a change in estimated useful lives), $4.9 million of inventory clearance and disposal, $1.8 million of contract terminations, $1.2 million of lease obligations, $4.9 million of severance-related costs and $0.5 million of other exit costs. It should be noted that the Company has no plans to consolidate the Viking and Office Depot brands in Europe where the Viking brand enjoys a large and loyal customer following.

[1]	The Company has filed a request with the SEC for confidential treatment with respect to the actual store locations for the purpose of allowing time to notify affected employees, and also to notify affected landlords.

[2]	The Company has filed a request with the SEC for confidential treatment with respect to the actual warehouse locations for the purpose of allowing time to notify affected employees, and also to notify affected landlords.

c)	In the International Division, the Company intends to close 11 retail stores and one warehouse, relocate one warehouse, consolidate certain call center facilities and cease the contract business in one country[3]. Essentially all of these activities are expected to be complete by the end of 2005, though certain closures may occur in 2006. The closures follow a review of current performance, as well as an assessment of likely future performance. With the intent of further integrating and consolidating European operations, certain management and functional positions have been eliminated or are in the process of being restructured. The expected costs of these closure, relocation and exit activities total approximately $32.8 million, comprised of asset write offs of $11.1 million, $2.5 million of inventory clearance and disposition, $6.7 million for contract terminations, $3.9 million for lease obligations, $8.3 million for severance-related costs, and $0.3 million for other exit costs.
The table below summarizes the type of charges and identifies the cash components.

Cost type
($ in millions)	Total	Current Cash	Future Cash	Non-Cash

Asset write offs	$16.7	$—	$—	$16.7
Accelerated depreciation and amortization	5.9	—	—	5.9
Inventory dispositions	8.4	—	—	8.4
Severance-related	14.3	14.3	—	—
Contract terminations	8.5	8.5	—	—
Lease obligations	27.6	5.4	22.2	—
Other	0.8	0.8	—	—

Total	$82.2	$29.0	$22.2	$31.0
In the table above, “Current Cash” means that the charge will require payment of cash within the business cycle. “Future Cash” relates to the settlement of lease obligations over their scheduled lease terms that end in various years from 2007 through 2014. Certain of these arrangements may be liquidated earlier if appropriate termination agreements can be reached with the related lessors. Also, note that inventory dispositions will be presented in the Consolidated Statement of Earnings as a charge in costs of goods sold and occupancy costs. Asset write offs include assets used in normal operations of retail stores and warehouses and include remaining unrecoverable net book values of fixtures, racking, equipment, signs, etc.
The table below provides the charges by period anticipated.

		2005
($ in millions)	Total	Third Quarter	Fourth Quarter	2006

Total charges	$82.2	$65.3	$15.9	$1.0
Amounts and timing may vary when plans are implemented.

[3]	The Company has filed a request with the SEC for confidential treatment with respect to the actual store, warehouse and other facility locations for the purpose of allowing time to notify affected employees and also to notify affected landlords. In the case of planned closures in the International Division, the Company’s request for confidential treatment also is to allow the Company sufficient time to comply with various local legal requirements, including those requiring consultation with local works councils.

Item 2.06 MATERIAL IMPAIRMENTS
On September 9, 2005, the Board of Directors of the Company was advised of management’s assessment that certain material impairment charges should be recorded in the third quarter of 2005 due to the facts and circumstances described below.
a)	Based on current Company analyses, asset impairments were identified in several of the properties acquired in the 2004 bulk purchase of retail store locations from Toys “R” Us, Inc. The pre-tax charge associated with this impairment totals $80.1 million.

b)	Additionally, based on the Company’s current outlook and reassessment of business strategy for its Tech Depot subsidiary, charges of $39.7 million and $1.7 million have been recorded to reduce goodwill and other intangible assets, respectively, to their current estimated values.
Facts and circumstances leading to these conclusions
KRU — In March 2004, the Company announced the purchase from Toys “R” Us, Inc. of 124 former Kids “R” Us (“KRU”) retail store locations for $197 million plus the assumption of lease obligations. The Company indicated its intention at the time of this acquisition to open approximately 50 of these locations as Office Depot retail stores and to dispose of the remainder of the acquired properties. Following the purchase, the Company recorded all properties planned to be disposed of at their estimated fair value, less costs to sell. Through August 2005, the Company has disposed of all but 16 of these properties with no significant impact on earnings.
The purchase of these properties was intended to facilitate a rapid entry into markets where Office Depot historically has been under-represented in terms of its retail stores. The Company expected that the individual properties intended to be operated as Office Depot stores could provide positive returns on this initial investment.
The Company measures cash flows at the individual store level in assessing the recoverability of its store location related assets. With new store openings, the Company monitors performance and cash flows and, if early performance is falling below expectations, changes to operations are put in place in an attempt to improve results. The early performance of many of the KRU stores indicated that some operating changes were appropriate and the Company modified merchandising and marketing programs with the goal of reaching a broader base of business customers and increasing core office supply sales. Even after implementing these changes, it became apparent in the third quarter that many of these stores would likely continue to experience operating losses and negative cash flows. Consequently, an impairment charge is required to reduce the carrying value of those stores to their estimated fair value. Certain stores in the KRU purchase are meeting original expectations and no impairment has been recorded for these stores.
Tech Depot — The Company operates Tech Depot (acquired as 4Sure.com) as a stand-alone web-based complement to Office Depot’s regular offering of online technology products and services. As market conditions have changed for technology products, the Company has shifted the emphasis of this subsidiary away from its original business-to-consumer focus to instead target the business-to-business customer. During 2004, Tech Depot added sales resources and the Company provided internal incentives to direct business traffic to this subsidiary. However, these initiatives have not provided the productivity or sales increases anticipated. The Company has recently changed the leadership over this entity and has decided to redeploy resources to other higher-margin parts of the BSG business. This decision to change the business model has resulted in lower sales expectations for the balance of 2005 and future periods. The Company historically has selected the fourth quarter to conduct its annual tests for goodwill impairment, but this change in strategy indicated that a decline in fair value below its carrying value was more likely than not. Accordingly, the goodwill impairment test for Tech Depot was performed during the third quarter of 2005. Revised cash flow projections recently completed indicated that the estimated fair value of Tech Depot was less than its carrying value and, as a result, the goodwill and other intangible assets were written down to estimated fair value.
Neither of these impairment charges — KRU or Tech Depot — requires current or future use of cash.

Item 7.01 REGULATION FD DISCLOSURE; Item 8.01 OTHER EVENTS
In addition to the items discussed in Item 2.05 and Item 2.06, additional charges are expected to be recognized in the third quarter of 2005 and later periods, resulting from current decisions. These charges include recognition of changes in estimates and other entries that are considered part of ongoing operations, as well as anticipated future relocation and exit activities. These actions are summarized below:
Other items:
•	Asset write offs, impairments and accelerated depreciation and amortization of approximately $34.3 million is expected to be recognized in the third quarter and future periods. The charge includes approximately $15.4 million of computer hardware and software that either will provide no future economic benefit or the useful lives of the related assets have been shortened based on changes in planned usage. Additionally, accelerated depreciation and asset write offs of $13.9 million will be recognized following changes in useful lives of certain assets in advance of anticipated replacements or removal from service in the retail stores and warehouse operations. The remaining $5.0 million primarily relates to impairments of long-lived assets in the retail stores resulting from a current period review (the KRU store impairment is addressed under Item 2.06).

•	The Company performs an annual review of its surplus properties that exist from exit activities, primarily the closing of retail stores, from prior years. The review assesses the current marketability and sublease income estimates of each of the locations. During the third quarter, the Company identified several surplus properties that may be economically terminated following preliminary discussions with the landlords. These terminations will be reflected in the results for the period when mutual agreement has been reached, which the Company currently anticipates will occur before the end of the third quarter of 2005. In addition, for some of the properties in the portfolio not terminated, the Company will recognize a charge to adjust estimates to current marketability and sublease assumptions. The charge for anticipated terminations and for changes in estimates of lease liabilities currently is expected to total approximately $27.3 million. This amount may change before the end of the third quarter or in future periods if the Company decides to terminate more or less of the portfolio than currently anticipated. Any such change could impact the amount and timing of the charge indicated above.

•	All other items of approximately $18.1 million primarily relate to $11.3 million from accelerated inventory clearance activity in preparation of implementing a new end of life inventory management system in the fourth quarter of 2005, as well as anticipated elimination of certain inventory lines in Europe. This clearance activity is expected to be completed by the end of the third quarter of 2005. The remaining $6.8 million primarily relates to the cancellation of certain contracts that will not provide sufficient benefit in future periods.

Future period actions:
•	In addition to the exit-related charges to be recognized in 2005 (included in Item 2.05 above), the Company anticipates closing or relocating other warehouses and distribution centers in both the BSG and the International Division during fiscal years 2006 through 2008. The costs associated with these activities will be recognized in future periods as incurred and are estimated at this time to be approximately $36.1 million. Accelerated depreciation on assets in certain locations will begin in 2005 as a result of this change in estimated use periods.
The tables below are intended to simplify the understanding of all the items referred to in this Current Report on Form 8-K. The tables include estimates of cash and non-cash charges expected to be recorded in current and future periods. The actual amounts and timing may vary, depending on implementation of the various plans. The tables are not intended to, nor do they include the entirety of all possible charges and credits that will be recognized in the third quarter and future periods. The Company’s Form 10-Q for the third quarter of 2005 will provide in additional detail the results of ongoing business operations, these charges and other charges and credits important to understanding the financial position and results of operations for the period.

The tables below provide a summary of charges, including cash components and periods expected to be recognized.

Cost type
($ in millions)	Charges	Current Cash	Future Cash	Non-Cash

Current period items:
Items 2.05 and 2.06
Exit costs	$82.2	$29.0	$22.2	$31.0
KRU asset impairments	80.1	—	—	80.1
Tech Depot goodwill and other intangible asset impairments	41.4	—	—	41.4

Total per above	203.7	29.0	22.2	152.5

Other items:
Asset write offs, impairments and accelerated depreciation	34.3	—	—	34.3
Lease terminations and changes in estimates	27.3	10.4	16.9	—
All other	18.1	5.1	1.7	11.3

Total other items	79.7	15.5	18.6	45.6

Total current period items	283.4	44.5	40.8	198.1

Future period actions:
Warehouse optimization – North America and International	36.1	3.0	24.8	8.3

Total	$319.5	$47.5	$65.6	$206.4

		Cash Flow
($ in millions)	Total Charges	Current Cash	Future Cash	Non-Cash
Third quarter 2005	$252.1	$44.9	$38.1	$169.1
Fourth quarter 2005	24.8	2.2	—	22.6

Total 2005	276.9	47.1	38.1	191.7

2006	11.5	0.4	3.1	8.0
2007	15.3	—	10.1	5.2
2008	15.8	—	14.3	1.5

Total	$319.5	$47.5	$65.6	$206.4
In the tables above, “Current Cash” means that the charge will require payment of cash within the business cycle estimated as follows: approximately $3 million in the third quarter of 2005, approximately $34.5 million in the fourth quarter of 2005 and approximately $10 million in the remainder of the business cycle. “Future Cash” relates to settlement of lease obligations over their regular lease terms ranging from 2007 through 2018, as well as anticipated cash impacts of the future warehouse optimization projects. Certain of these lease arrangements may be liquidated earlier if appropriate termination agreements can be reached with the related lessors. Amounts and timing may vary when plans are implemented.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Certain statements contained in the Current Report on Form 8-K consist of forward-looking information. Except for historical information, the matters discussed in this report should be considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation any and all projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on March 10, 2005 and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	News release of Office Depot, Inc. issued on September 12, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: September 12, 2005	By:	/S/ DAVID C. FANNIN

David C. Fannin Executive Vice President and General Counsel